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                                                                   EXHIBIT 10(c)




                               FIRST AMENDMENT TO
                       MITCHELL ENERGY & DEVELOPMENT CORP.
                              1997 BONUS UNIT PLAN



       WHEREAS, Mitchell Energy & Development Corp. (the "Company") has previously adopted the Mitchell Energy & Development Corp. 1997 Bonus Unit Plan ("the Plan"); and

       WHEREAS, the Company desires to amend the Plan.

       NOW, THEREFORE the Plan shall be amended as follows effective as of December 9, 1998:

       1. Section V shall be amended to read as follows:

           "The aggregate number of Bonus Units which may be granted by the Company from time to time under the Plan, subject to adjustment in accordance with the provisions of Article VII hereof, shall not exceed 1,500,000. If any Bonus Units expire or terminate for any reason without having been exercised in full, such Bonus Units shall be available for purposes of the Plan. The number of Bonus Units redeemed upon the exercise thereof shall be charged against the aggregate number of Bonus Units available for purposes of the Plan."

       2. As amended hereby, the Plan is specifically ratified and affirmed.


                                         Mitchell Energy & Development Corp.